Exhibit 10.2

FORM OF

SHAREHOLDERS’ AGREEMENT

of

 HYGO ENERGY TRANSITION LTD.

Dated as of [●], 2020

FORM OF

SHAREHOLDERS’ AGREEMENT

OF

HYGO ENERGY TRANSITION LTD.

THIS SHAREHOLDERS’ AGREEMENT (as the same may be amended from time to time in accordance with its terms, the “Agreement”) is entered into as of [●], 2020 by and among HYGO ENERGY TRANSITION LTD., an exempted company with limited liability under the laws of Bermuda (the “Company”), and each of the shareholders of the Company whose name appears on the signature pages hereto (each, a “Shareholder” and collectively, the “Shareholders”).

RECITALS:

WHEREAS, the Shareholders were a party to that certain Investment and Shareholders Agreement, dated as of July 5, 2016 (the “Existing Agreement”) among Golar LNG Limited, Stonepeak Infrastructure Fund II Cayman (G) Ltd and the Company;

WHEREAS, in connection with, and effective upon, the date of completion of the initial public offering (the “IPO”) of the Company’s Common Shares, the parties hereto desire to enter into this Agreement that governs certain of their rights, duties and obligations with respect to their ownership of Common Shares after the closing of the IPO; and

WHEREAS, the parties hereto confirm that the IPO qualifies as an IPO pursuant to Clause 15 of the Existing Agreement, resulting in the termination of the Existing Agreement in accordance with Section 17.1(d) thereof, and this Agreement shall replace the rights, duties and obligations under the Existing Agreement.

AGREEMENT:

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree hereto as follows:

ARTICLE 1.     GENERAL.
1.1      Definitions.  As used in this Agreement the following terms shall have the following respective meanings:

(a)       “Affiliate” means (i) with respect to any Person (other than a Shareholder), an “affiliate” as defined in Rule 405 of the regulations promulgated under the Securities Act, and (ii) with respect to a Shareholder, an “affiliate” as defined in Rule 405 of the regulations promulgated under the Securities Act and any investment fund, vehicle or holding company of which such Shareholder or an Affiliate of such Shareholder serves as the general partner, managing member or discretionary manager or advisor; provided, however, that notwithstanding the foregoing, (x) an Affiliate of a Shareholder shall not include any Portfolio Company of such Shareholder or any limited partners of such Shareholder and (y) a Shareholder or any of its Affiliates shall not be considered an Affiliate of the other Shareholders.

(b)       “Applicable Exchange” means the primary stock exchange, including without limitation the New York Stock Exchange or the NASDAQ Global Select Market, upon which the Common Shares are listed, as determined by the Company.

(c)       “Board” means the Board of Directors of the Company.

(d)       “Bye-laws” means the Amended and Restated Bye-laws of the Company, as in effect on the date hereof and as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, the terms of the Memorandum and the terms of this Agreement.

(e)        “Common Shares” means the common shares, $1.00 par value per share, of the Company.

(f)        “Cornerstone Shareholders” means, collectively, Golar LNG and Stonepeak.

(g)       “Cornerstone Transferee Group” means the Golar LNG Transferee Group and the Stonepeak Transferee Group, or either of them.

(h)       “Eligible Registration Statement” means any registration statement (other than (i) a registration statement on Form F-4 or Form S-8 or any similar or successor form or (ii) with respect to any corporate reorganization or transaction under Rule 145 of the Securities Act or other business combination or acquisition transaction, any registration statement related to the issuance or resale of securities issued in such a transaction) filed by the Company under the Securities Act in connection with any primary or secondary offering of Common Shares for the account of the Company and/or any shareholder of the Company, whether or not through the exercise of any registration rights.

(i)        “Equity Securities” means (i) any Common Shares or preferred shares of the Company, (ii) any security convertible into or exercisable or exchangeable for, with or without consideration, any Common Shares or preferred shares of the Company (including any option to purchase such a security), (iii) any security carrying any option, warrant or right to subscribe to or purchase any Common Shares or preferred shares of the Company or other security referred to in clause (ii), or (iv) any such option, warrant or right.

(j)        “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

(k)       “FINRA” means the Financial Industry Regulatory Authority.

(l)        “Golar LNG” means Golar LNG Limited.

(m)      “Golar LNG Affiliate” means any Affiliate of Golar LNG.

(n)       “Golar LNG Group” means Golar LNG and each and every direct and indirect Transferee of Golar LNG that (a) receives Equity Securities via a Transfer not involving (i) any public offering or (ii) a sale pursuant to Rule 144, and (b) unless such Transferee is already party to this Agreement, agrees to be subject to the terms of this Agreement (subject to any limitation on the assignment of rights by such Person to the Transferee in connection with such Transfer) by executing and delivering a joinder agreement, substantially in the form of Exhibit A hereto. Unless the Company is otherwise notified in writing by Golar LNG, Golar LNG shall at all times serve as the designated representative to act on behalf of the Golar LNG Group for purposes of this Agreement and shall have the sole power and authority to bind the Golar LNG Group with respect to all provisions of this Agreement; provided, however, that if Golar LNG chooses to cease to serve as the designated representative of the Golar LNG Group, then Golar LNG or, in the absence of Golar LNG doing so, a majority in interest of the members of the Golar LNG Group at such time shall designate and appoint one member of the Golar LNG Group to serve as the designated representative of the Golar LNG Group for purposes of this Agreement, which designee (and any successor thereafter designated and appointed) shall have the sole power and authority to bind the Golar LNG Group with respect to all provisions of this Agreement.  The Company and the Shareholders shall be entitled to rely on all actions taken by Golar LNG or such designee on behalf of the Golar LNG Group.

(o)       “Golar LNG Transferee” means each and every direct and indirect transferee of Golar LNG (including transferees of shares from any member of the Golar LNG Transferee Group so long as such shares were originally held by Golar LNG immediately prior to the closing of the IPO) which Person the Golar LNG Transferee Group designates in writing to be a Golar LNG Transferee.

(p)       “Golar LNG Transferee Group” means the Golar LNG Group and each and every Golar LNG Transferee.  Unless the Company is otherwise notified in writing by Golar LNG, Golar LNG shall at all times serve as the designated representative to act on behalf of the Golar LNG Transferee Group for purposes of this Agreement and shall have the sole power and authority to bind the Golar LNG Transferee Group with respect to all provisions of this Agreement; provided, however, that if Golar LNG chooses to cease to serve as the designated representative of the Golar LNG Transferee Group, then Golar LNG or, in the absence of Golar LNG doing so, a majority in interest of the members of the Golar LNG Transferee Group at such time shall designate and appoint one member of the Golar LNG Transferee Group to serve as the designated representative of the Golar LNG Transferee Group for purposes of this Agreement, which designee (and any successor thereafter designated and appointed) shall have the sole power and authority to bind the Golar LNG Transferee Group with respect to all provisions of this Agreement.  The Company and the Shareholders shall be entitled to rely on all actions taken by Golar LNG or such designee on behalf of the Golar LNG Transferee Group.

(q)      Governmental Authority” means any: (i) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (ii) U.S. and other federal, state, local, municipal, foreign or other government; or (iii) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or entity and any court or other tribunal).

(r)        “Holder” means (i) each member of the Golar LNG Transferee Group and (ii) each member of the Stonepeak Transferee Group.

(s)        “Initial Effective Time” means the date and time that the SEC declared effective the registration statement pursuant to which Common Shares were sold in the IPO.

(t)        “IPO Lock-Up Expiration Date” means the date that is 180 days from the date of the final prospectus for the IPO.

(u)       “Law” means any applicable constitutional provision, statute, act, code, law, regulation, rule, ordinance, order, decree, ruling, proclamation, resolution, judgment, decision, declaration, or interpretative or advisory opinion or letter of a Governmental Authority.

(v)       “Memorandum” means the Memorandum of Association of the Company, as in effect on the date hereof and as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and the terms of this Agreement.

(w)      “Observer” shall have the meaning set forth in Section 2.11 hereof.

(x)       “Participation Effective Date” means the first business day after the Piggyback Holders receive notice from the Company pursuant to Section 3.2(a) hereof.

(y)       “Person” shall mean an individual, partnership, corporation, limited liability company, unincorporated organization, trust, joint venture, government agency, or other entity.

(z)       “Portfolio Company” shall mean, with respect to any Person that is a private equity sponsor, an operating company the voting share capital of which is, directly or indirectly, majority owned by such Person or one of its Affiliates.

(aa)      “Register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement.

(bb)     “Registrable Securities” means all Common Shares (other than equity awards granted in connection with the IPO) and any securities into which Common Shares may be converted or exchanged pursuant to any amalgamation, merger, consolidation, sale of all or any part of the Company’s assets, corporate conversion or other extraordinary transaction of the Company held by any Holder, in each case, to the extent such Common Shares were owned by a Holder immediately prior to the closing of the IPO, other than any Common Shares or securities into which Common Shares may be converted or exchanged that (i) have been sold by a Person to the public either pursuant to a registration statement or Rule 144, (ii) are eligible to be resold by such Person pursuant to Rule 144 without limitation and without being subject to the conditions set forth in Rule 144(e), (f) and (h) and any restrictive legends have been removed from such securities, (iii) have been sold in a private transaction in which the transferor’s rights under Article 3 of this Agreement are not assigned or (iv) shall have ceased to be outstanding.

(cc)      “Registration Expenses” means all expenses incurred by the Company in complying with Sections 3.1, 3.2, 3.3 and 3.6 hereof, including, without limitation, (i) all SEC and other registration and filing fees (including, without limitation, fees and expenses with respect to (A) filings required to be made with FINRA and (B) securities or Blue Sky laws, including, without limitation, any fees and disbursements of counsel for the underwriters in connection with any filing and application made to or with (and clearance by) FINRA and any Blue Sky qualifications of the Registrable Securities pursuant to Section 3.6(d)), (ii) preparation, printing, messenger and delivery expenses, (iii) fees and disbursements of counsel for the Company, (iv) fees and disbursements of (A) special counsel for each Cornerstone Transferee Group (provided that one or more members of the such Cornerstone Transferee Group are Holders participating in such registration), (B) a single counsel as to Bermuda law or other applicable local law for all Holders participating in such registration, which counsel shall be selected by the Company unless specified by such other Holders holding a majority of the Registrable Securities being sold by all such other Holders participating in such registration (each counsel referred to in clause (A) or (B), a “Shareholder Counsel”), including in the case of each of clauses (A) and (B) the expenses associated with the delivery of any opinions on behalf of such Holders, (v) expenses incurred in connection with roadshows related to registered offerings made pursuant to Article 3, including, without limitation, expenses related to any presentations but excluding the travel and lodging expenses of representatives of the underwriters, (vi) fees and disbursements of independent certified public accountants and any other persons, including special experts retained by the Company, (vii) expenses related to any special audits incident to or required by any such registration, in each case, whether or not any Eligible Registration Statement is filed or becomes effective, (viii) all fees and expenses related to the listing of the Registrable Securities on any securities exchange and (ix) all internal expenses of the Company, including the compensation of officers and employees of the Company and the fees and expenses in connection with any annual audit.  For the avoidance of doubt, any Selling Expenses in connection with any registration, sale or distribution of Registrable Securities shall be borne by such Holder and not by the Company.

(dd)      “Rule 144” means Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar or successor rule or regulation hereafter adopted by the SEC.

(ee)      “SEC” means the Securities and Exchange Commission.

(ff)       “Securities Act” means the Securities Act of 1933, as amended.

(gg)     “Selling Expenses” means (i) all underwriting fees and selling commissions relating to the distribution of the Registrable Securities and (ii) all taxes (including capital gains, income, stamp, transfer or similar taxes or duties), if any, on the transfer and sale, respectively, of the Registrable Securities being sold.

(hh)     “Stonepeak” means Stonepeak Golar Power Holdings (Cayman) LP.

(ii)       “Stonepeak Affiliate” means any Affiliate of Stonepeak.

(jj)       “Stonepeak Group” means Stonepeak and each and every direct and indirect Transferee of Stonepeak that (a) receives Equity Securities via a Transfer not involving (i) any public offering or (ii) a sale pursuant to Rule 144, and (b) unless such Transferee is already party to this Agreement, agrees to be subject to the terms of this Agreement (subject to any limitation on the assignment of rights by such Person to the Transferee in connection with such Transfer) by executing and delivering a joinder agreement, substantially in the form of Exhibit A hereto. Unless the Company is otherwise notified in writing by Stonepeak, Stonepeak shall at all times serve as the designated representative to act on behalf of the Stonepeak Group for purposes of this Agreement and shall have the sole power and authority to bind the Stonepeak Group with respect to all provisions of this Agreement; provided, however, that if Stonepeak chooses to cease to serve as the designated representative of the Stonepeak Group, then Stonepeak or, in the absence of Stonepeak doing so, a majority in interest of the members of the Stonepeak Group at such time shall designate and appoint one member of the Stonepeak Group to serve as the designated representative of the Stonepeak Group for purposes of this Agreement, which designee (and any successor thereafter designated and appointed) shall have the sole power and authority to bind the Stonepeak Group with respect to all provisions of this Agreement.  The Company and the Shareholders shall be entitled to rely on all actions taken by Stonepeak or such designee on behalf of the Stonepeak Group.

(kk)     “Stonepeak Transferee” means each and every direct and indirect transferee of Stonepeak (including transferees of shares from any member of the Stonepeak Transferee Group so long as such shares were originally held by Stonepeak immediately prior to the closing of the IPO) which Person the Stonepeak Transferee Group designates in writing to be a Stonepeak Transferee.

(ll)       “Stonepeak Transferee Group” means the Stonepeak Group and each and every Stonepeak Transferee.  Unless the Company is otherwise notified in writing by Stonepeak, Stonepeak shall at all times serve as the designated representative to act on behalf of the Stonepeak Transferee Group for purposes of this Agreement and shall have the sole power and authority to bind the Stonepeak Transferee Group with respect to all provisions of this Agreement; provided, however, that if Stonepeak chooses to cease to serve as the designated representative of the Stonepeak Transferee Group, then Stonepeak or, in the absence of Stonepeak doing so, a majority in interest of the members of the Stonepeak Transferee Group at such time shall designate and appoint one member of the Stonepeak Transferee Group to serve as the designated representative of the Stonepeak Transferee Group for purposes of this Agreement, which designee (and any successor thereafter designated and appointed) shall have the sole power and authority to bind the Stonepeak Transferee Group with respect to all provisions of this Agreement.  The Company and the Shareholders shall be entitled to rely on all actions taken by Stonepeak or such designee on behalf of the Stonepeak Transferee Group.

(mm)   “Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or business entity of which (i) if a corporation, a majority of the total voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned by that Person or one or more of the other Subsidiaries of such Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity (other than a corporation), a majority of partnership or other similar ownership interest thereof is at the time owned by any Person or one or more Subsidiaries of that Person or a combination thereof.  For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity (other than a corporation) if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing member, general partner or analogous controlling Person of such limited liability company, partnership, association or other business entity.

(nn)     “Transfer” means any sale, assignment, encumbrance, hypothecation, pledge, conveyance in trust, gift, transfer by request, devise or descent, or other transfer or disposition of any kind, including, but not limited to, transfers to receivers, levying creditors, trustees or receivers in bankruptcy proceedings or general assignees for the benefit of creditors, whether voluntary or by operation of Law, directly or indirectly, of any Equity Securities.

(oo)     “Transferee” means any Person that receives Equity Securities via a Transfer.

1.2      Rules of Construction.  For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a)        the terms defined in this Agreement have the meanings assigned to them in this Agreement, and words in the singular include the plural and words in the plural include the singular;

(b)        the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision;

(c)        all references to Articles, Sections and Exhibits shall be construed to refer to Articles and Sections of, and Exhibits to, this Agreement;

(d)       “or” is not exclusive; and

(e)       “including” means including without limitation.

ARTICLE 2.     CORPORATE GOVERNANCE.

2.1      Board of Directors.  Each of the Company, the Golar LNG Transferee Group and the Stonepeak Transferee Group hereby agree that the number of directors serving on the Board shall not exceed nine (9); provided that such number may exceed nine (9) but in no event more than fifteen (15) so long as to the extent such number exceeds nine (9), the number of directors each Cornerstone Transferee Group shall be entitled to nominate pursuant to Section 2.2 shall increase by one (1).

2.2      Election of Directors.

(a)       For so long as a Cornerstone Transferee Group beneficially owns a number of Common Shares that, in aggregate, is equal to or more than:

(i)        five (5) percent of the aggregate number of outstanding Common Shares, such Cornerstone Transferee Group shall be entitled to nominate one (1) individual for appointment or election to the Board; and

(ii)       ten (10) percent of the aggregate number of outstanding Common Shares, such Cornerstone Transferee Group shall be entitled to nominate two (2) individuals for appointment or election to the Board.

The Company acknowledges and agrees to the foregoing director nomination rights.

(b)       For so long as the Cornerstone Transferee Groups collectively beneficially own a number of Common Shares that, in aggregate, is equal to or more than fifty (50) percent of the voting share capital of the Company, the Golar LNG Transferee Group and the Stonepeak Transferee Group agree to vote all Equity Securities, as applicable (whether now owned or hereafter acquired) held by them (or shall consent pursuant to an action by written consent of shareholders of the Company) on all matters relating to the election of directors of the Company so as to elect to the Board the director nominees who are nominated pursuant to the provisions of Section 2.2(a).

(c)       The Company acknowledges and agrees to the foregoing director nomination rights.

2.3      Replacement of Directors.  For so long as any Cornerstone Transferee Group has the right to nominate any person for appointment or election to the Board pursuant to Section 2.2, in the event that a vacancy is created at any time by the death, disability, retirement, resignation or removal (with or without cause) of such director, such Cornerstone Transferee Group shall have the right to designate a replacement (who shall meet all qualifications required by the Company’s written policies) to fill such vacancy.

2.4      Director Independence. Notwithstanding anything to the contrary in Section 2.2, if the Company ceases to qualify as either a “controlled company” (or such similar term) under the rules of the Applicable Exchange (or the rules of any other exchange on which the Common Shares are listed) or a “foreign private issuer” (as defined in Rule 3b-4 under the Exchange Act), each Cornerstone Transferee Group shall, if necessary, within one (1) year after the Company ceases to qualify as such, cause a sufficient number of their respective designees to qualify as “independent directors” under such rules to ensure that the Board complies with applicable independence rules.  To the extent permitted by the Company’s Bye-Laws then in effect and subject to Section 2.1, the Company shall be permitted, if necessary, and each Cornerstone Transferee Group shall take all reasonably necessary actions within its control, to increase the number of authorized directors and cause the newly created directorships resulting therefrom to be filled so as to comply with applicable independence rules.

2.5      Necessary Actions.  Except as otherwise prohibited by applicable Law or the Company’s Memorandum or Bye-laws then in effect, the Company shall take all necessary actions within its control (including calling special Board and shareholders meetings) and use its reasonable best efforts to cause each such nominee or designee to the Board that is permitted to be nominated or designated in accordance with Section 2.2 or 2.3 to be (x) included in the Board’s slate of nominees to the shareholders of the Company for each election of directors, (y) included in the proxy statement (if any) prepared by the Company in connection with soliciting proxies for every meeting of the shareholders of the Company called with respect to the election of members of the Board, and at every adjournment or postponement thereof, and on every approval by written consent or action by the shareholders of the Company or the Board with respect to the election of members of the Board and (z) without limiting the foregoing, use a level of efforts to cause such nominee or designee to the Board to be elected to the Board that is consistent with the level of efforts it is using to cause the remaining nominees in such slate to be elected to the Board.  Except as otherwise required by applicable Law, the Company shall not take any action to cause the removal without cause of any such director nominated or designated by any Cornerstone Transferee Group in accordance with Section 2.2 or 2.3, unless it is directed to do so by such Cornerstone Transferee Group.

2.6      Withdrawal of Nominees or Designees.  Notwithstanding the other provisions of this Article 2, the Company shall not be obligated to cause to be nominated for election to the Board (or to be included in the Board’s slate of nominees to the Company’s shareholders or any proxy statement prepared by the Company in connection with soliciting proxies for every meeting of the shareholders of the Company called with respect to the election of members of the Board) or recommend to the Company’s shareholders the election of any nominee or designee in the event that (i) the Board determines in good faith, based on the advice of reputable outside legal counsel, that such action would constitute a breach of its fiduciary duties or (ii) the Company objects to such nominee or designee because such nominee or designee has been involved in any of the events enumerated in Item 2(d) or (e) of Schedule 13D under the Exchange Act or such person is currently the target of an investigation by any governmental authority or agency relating to felonious criminal activity or is subject to any order, decree, or judgment of any court or agency prohibiting service as a director of any public company or providing investment or financial advisory services.  In the event of any such non-approval, the applicable Cornerstone Transferee Group shall withdraw the nomination or designation of such proposed nominee or designee and specify a replacement therefor (which replacement nominee or designee shall also be subject to the requirements of this Section 2.6).  The Company shall promptly notify the applicable Cornerstone Transferee Group in writing of any objection to a nominee or designee in advance of the date on which proxy materials are mailed by the Company in connection with such election of directors, and the Company shall use its reasonable best efforts to enable such Person to promptly propose a replacement nominee or designee in accordance with the terms of this Agreement.

2.7      Resignation.  If a Cornerstone Transferee Group Transfers Common Shares such that it would be entitled to designate a lesser number of directors pursuant to Section 2.2 than it has so designated at such time, such Holder shall use its reasonable best efforts to cause such number of its director nominees and/or designees to offer to resign as a director effective as of the Company’s next annual meeting of shareholders so that the number of its director nominees and designees, as of such meeting and assuming the acceptance of such resignation, would not exceed the number it is entitled to pursuant to Section 2.2.  Notwithstanding the foregoing, neither the Company nor the Board shall be required to accept any such resignation.

2.8      Committees.  For so long as a Cornerstone Transferee Group has the right to designate at least one (1) director to the Board pursuant to Section 2.2, such Cornerstone Transferee Group shall have the right, but not the obligation, to designate at least one member of each committee of the Board; provided, that such Cornerstone Transferee Group’s nominees shall serve on any committee in at least the same proportion as it is represented on the Board unless otherwise agreed by the Cornerstone Transferee Group in writing.  Notwithstanding the foregoing, the Board shall, only to the extent necessary to comply with applicable Law and Applicable Exchange requirements, including without limitation, independence requirements, modify the composition of any such committee to the extent required to comply with such applicable Law and applicable Exchange requirements.

2.9      Permitted Disclosure.  Each Board nominee and designee of a Cornerstone Transferee Group is permitted to disclose to such Cornerstone Transferee Group information about the Company and its Affiliates that he or she receives as a result of being a director of the Board, subject to his or her fiduciary duties under Bermuda law.

2.10    Observer Rights.

(i)         For so long as a Cornerstone Transferee Group member has the right to designate at least one (1) director to the Board pursuant to Section 2.2, but does not make any such nomination and does not have any of its nominees serving as director, such Cornerstone Transferee Group member shall have the right to appoint, remove and replace one person (an “Observer”) to act as an observer to the Board by providing written notice of such appointment, removal or replacement, as the case may be, to the Company.

(ii)       The Company shall deliver notice of each proposed action of the Board (including any proposed action by written consent) and each meeting of the Board (including telephonic or teleconferenced meetings) substantially concurrently with any notice given to the members of the Board, as the case may be.

(iii) The Company agrees to permit each Observer to attend in person or by conference call and participate in all meetings of the Board and to distribute all materials distributed for or at any such meeting (including any meeting agenda or board package) and all other information and materials distributed to members of the Board, as the case may be, in each case, substantially concurrently with any such information or materials distributed to the members of the Board, as the case may be; provided that (x) the Observer signs a confidentiality agreement in a form reasonably acceptable to the Company and (y) if an issue is to be discussed or otherwise arises at a meeting of the Board, which, in the reasonable judgment of the Board cannot be discussed in the presence of the Observer in order to avoid any breach of fiduciary duties of any director or preserve attorney-client privilege, then such issue may be discussed without the Observer being present and may be deleted from any materials being distributed in connection with any meeting at which such issues are to be discussed.

(iv)      No Observer shall be entitled to vote at a meeting of the Board.

(v)        Each Observer may provide all materials distributed to such Observer in its capacity as Observer to the Cornerstone Transferee Group member that designated such Observer.

(vi)      The Company reserves the right to exclude the Observer from access to any material or meeting or portion thereof if the Company believes upon advice of outside counsel that such exclusion is reasonably necessary to preserve the attorney-client privilege.

(vii)     The Company shall pay all reasonable and documented out-of-pocket expenses incurred by each Observer in connection with attending regular and special meetings of the Board of Directors.

ARTICLE 3.     REGISTRATION RIGHTS.

3.1      Demand Registration.

(a)       Any Cornerstone Transferee Group shall have the option and right, exercisable by delivering a written request to the Company (a “Demand Request”), to require the Company to, pursuant to the terms of and subject to the limitations contained in this Agreement, prepare and file with the SEC a registration statement registering the offering and sale of the number and type of Registrable Securities on the terms and conditions specified in the Demand Request, which may include sales on a delayed or continuous basis pursuant to Rule 415 pursuant to a registration statement on Form F-3 (a “Demand Registration”), as more fully set forth in Section 3.3 below. The Demand Request must set forth the number of Registrable Securities that such Cornerstone Transferee Group intends to include in such Demand Registration and the intended methods of disposition thereof. Notwithstanding anything to the contrary herein, each Cornerstone Transferee Group shall have the right to make an unlimited number of Demand Requests pursuant to the foregoing provisions.

(b)       If the Company shall receive a Demand Request from a Cornerstone Transferee Group that the Company file a registration statement under the Securities Act covering the registration of all or a portion of the Registrable Securities owned by such Cornerstone Transferee Group (or any member(s) thereof), then the Company shall, subject to the limitations of this Section 3.1, effect, as expeditiously as reasonably possible, the registration under the Securities Act of all Registrable Securities in accordance with the intended method of distribution thereof that such Cornerstone Transferee Group, and any Piggyback Holders pursuant to their rights under Section 3.2, request to be registered and as set forth in such Demand Request, subject to the provisions of Section 3.1(c).  Notwithstanding the foregoing, the Company shall not be obligated to effect any such registration pursuant to this Section 3.1 prior to the earlier of the IPO Lock-Up Expiration Date or waiver of such 180-day period by the underwriters in accordance with the underwriting agreement entered into with respect to the IPO.

(c)        If a Cornerstone Transferee Group (or any member(s) thereof) intends to distribute the Registrable Securities covered by its request by means of an underwritten public offering, it shall so advise the Company as a part of their request made pursuant to this Section 3.1 or any request pursuant to Section 3.3.  Such Cornerstone Transferee Group shall have the right to select the investment bank or banks and managers to administer any offering made in connection with a Demand Request, including the lead managing underwriter; provided, that such investment bank or banks and managers shall be reasonably acceptable to the Company; and provided further, that if the applicable Cornerstone Transferee Group declines to exercise such right, the Company shall select the investment bank or banks and managers to administer the offering, but the applicable Cornerstone Transferee Group shall continue to have such right pursuant to this Section 3.1(b) in any subsequent underwritten public offering.

(d)       Notwithstanding anything herein to the contrary, the Company shall not be obligated to effect a registration pursuant to Section 3.1 unless the Registrable Securities requested to be registered by the Cornerstone Transferee Group, together with the Registrable Securities requested to be registered by any Piggyback Holders pursuant to Section 3.2, are reasonably expected to result in aggregate gross cash proceeds (without regard to any underwriting discount or commission) in excess of (x) twenty-five million dollars ($25,000,000) in the case of a registration on Form F-1 or any similar or successor long-form registration or (y) ten million dollars ($10,000,000) in the case of a registration on Form F-3 or any similar or successor short-form registration, each as based on the VWAP as of the date of the Demand Request.

3.2      Piggyback Registrations.

(a)       Notification. The Company shall notify the Holders of Registrable Securities (unless such Holder is a member of the Cornerstone Transferee Group that demanded such registration pursuant to Section 3.1) (collectively, the “Piggyback Holders”) in writing at least ten (10) business days (any day that is not a Saturday, a Sunday or a day on which banking institutions in The City of New York, generally, are authorized or obligated by law, regulation or executive order to close) prior to the initial public filing of any Eligible Registration Statement. Such notice from the Company shall, to the extent known, state the intended method of distribution of the Registrable Securities included in such Eligible Registration Statement. The Company shall afford each such Piggyback Holder the opportunity to include in such Eligible Registration Statement such number of Registrable Securities as they request. Each Piggyback Holder desiring to include in any such Eligible Registration Statement Registrable Securities held by it shall within five (5) business days after the above-described notice from the Company so notify the Company in writing. Any notice from a Piggyback Holder shall (i) specify the amount of Registrable Securities that such Piggyback Holder would like to include in such Eligible Registration Statement and (ii) include the agreement of such Piggyback Holder to participate in any related marketed underwritten offering on the same terms as the other participating Holders and such agreement shall become irrevocable two business days prior to the expected pricing date of the applicable distribution of Registrable Securities unless the Person initiating such registration agrees in writing that it may be withdrawn; provided, that such notice to participate shall terminate on the date that is three (3) months after the Participation Effective Date if the related offering has not been consummated prior to such date. Upon such written notice from a Piggyback Holder, the Company will use its reasonable best efforts to effect the registration under the Securities Act of all Registrable Securities which such Piggyback Holder has requested to be registered. If a Piggyback Holder decides not to or is unable to include all of its Registrable Securities in any Eligible Registration Statement filed by the Company, such Piggyback Holder shall nevertheless continue to have the right to include Registrable Securities in any subsequent Eligible Registration Statement as may be filed by the Company, all upon the terms and conditions set forth herein. Notwithstanding the foregoing or the provisions of Section 3.3, Piggyback Holders shall not have the right to participate in a non-marketed block trade or related registration.

(b)       [Intentionally Omitted.]

(c)       Priority on Piggyback Registrations.  Notwithstanding any other provision of this Article 3, if the lead managing underwriter or underwriters advise, in the case of a registration requested pursuant to Section 3.1, the applicable Cornerstone Transferee Group and, in all other cases, the Company that marketing factors (including, but not limited to, an adverse effect on the per share offering price) require a limitation of the number of shares to be included in an underwritten offering (including Registrable Securities), then the applicable Cornerstone Transferee Group or the Company, as the case may be, shall so advise all Piggyback Holders of Registrable Securities who have requested to participate in such offering, that (i) if the requested registration is pursuant to Section 3.1, the number of shares that may be included in the underwriting shall be allocated first to the applicable Cornerstone Transferee Group and the Piggyback Holders of such Registrable Securities who have duly requested shares to be included therein (whether pursuant to Section 3.1 or 3.2) on a pro rata basis based on the number of Registrable Securities held by the applicable Cornerstone Transferee Group and all such Piggyback Holders, and (ii) if the requested registration is not pursuant to Section 3.1, the number of shares that may be included in the underwriting shall be allocated first to the Company for its own account and second to the Piggyback Holders who have duly requested shares to be included therein pursuant to Section 3.2 on a pro rata basis based on the number of Registrable Securities held by all such Piggyback Holders. For any Piggyback Holder which is a partnership, limited liability company or corporation, the partners, members or shareholders, as applicable, of such Piggyback Holder, and the estates and immediate family members of any such partners, members and shareholders and any trusts for the benefit of any of the foregoing person(s) shall be deemed to be a single “Piggyback Holder,” and any pro rata reduction with respect to such “Piggyback Holder” pursuant to Section 3.2(c) shall be based upon the aggregate amount of shares carrying registration rights owned by all Persons deemed to constitute such “Piggyback Holder” (as defined in this sentence).

3.3      Form F-3 Registration.

(a)      If the Company shall receive a written request from a Cornerstone Transferee Group that the Company effect a registration on Form F-3 (or any successor to Form F-3) or any similar shelf registration statement under the Securities Act covering the registration of all or a portion of the Registrable Securities owned by such Cornerstone Transferee Group (or any member(s) thereof), then the Company shall, subject to the limitations of this Section 3.3, effect, as expeditiously as reasonably possible, such requested registration under the Securities Act of all Registrable Securities that the applicable Cornerstone Transferee Group, and any Piggyback Holders pursuant to their rights under Section 3.2, request to be so registered; provided that such request shall not count against the five requests for Demand Registrations set forth in Section 3.1(a); provided further, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 3.3:

(i)         if the Company does not meet the eligibility requirements to use a Form F-3 registration statement;

(ii)        if Form F-3 (or any successor to Form F-3) is not available for such offering by such Cornerstone Transferee Group; or

(iii)       if such Cornerstone Transferee Group, together with the Registrable Securities requested to be registered by any Piggyback Holders pursuant to Section 3.2, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than ten million dollars ($10,000,000.00).

(b)      Shelf Take-Downs.  At any time that a shelf registration statement covering Registrable Securities pursuant to this Section 3.3 is effective or has been requested to be filed pursuant to Section 3.3(a), if a Cornerstone Transferee Group delivers a notice to the Company (a “Take-Down Notice”) stating that it intends to effect an underwritten offering of all or part of its Registrable Securities included on the shelf registration statement (a “Shelf Underwritten Offering”) and stating the number of Registrable Securities to be included in the Shelf Underwritten Offering, then the Company shall promptly amend or supplement the shelf registration statement as may be necessary in order to enable such Registrable Securities to be distributed pursuant to the Shelf Underwritten Offering.  In connection with any Shelf Underwritten Offering:

(i)         the Company shall, within one (1) business day of its receipt thereof from a Cornerstone Transferee Group, also deliver the Take-Down Notice to the other Holders of Registrable Securities that have been included on such shelf registration statement and permit such Holders to include their Registrable Securities included on the shelf registration statement in the Shelf Underwritten Offering if such Holder notifies the applicable Cornerstone Transferee Group and the Company within one (1) business day after delivery of the Take-Down Notice to such Holder; and

(ii)        in the event that the lead managing underwriter or the underwriters advise the applicable Cornerstone Transferee Group that marketing factors (including, but not limited to, an adverse effect on the per share offering price) require a limitation on the number of shares to be included in such Shelf Underwritten Offering, then such Cornerstone Transferee Group or the Company, as the case may be, shall so advise all Holders of Registrable Securities who have requested to participate in such Shelf Underwritten Offering and the shares to be included in such Shelf Underwritten Offering shall be determined in the same manner as described in Section 3.2(c) with respect to a limitation of shares to be included in a registration. Notwithstanding any other provision of this Article 3, no Holder of Registrable Securities shall be entitled to receive a Take-Down Notice in connection with, nor participate in, any Shelf Underwritten Offering conducted as a non-marketed block trade.

3.4      Termination, Effectiveness, Postponement and Suspension of Registration.

(a)        Right to Terminate Registration.  If a Cornerstone Transferee Group determines for any reason not to proceed with any proposed registration requested pursuant to Section 3.1 or Section 3.3, such Cornerstone Transferee Group shall promptly notify the Company in writing.  Upon receipt of such notice, the Company shall withdraw or terminate such registration whether or not any Piggyback Holder has elected to include any Registrable Securities in such registration.  In addition, the Company shall have the right to withdraw or terminate any proposed registration initiated by it, whether or not any Piggyback Holder has elected to include Registrable Securities in such registration.  The Company shall promptly give notice of the withdrawal or termination of any registration, whether requested pursuant to Section 3.1 or Section 3.3 or initiated by the Company, to any Piggyback Holder who has elected to participate in such registration.  The Registration Expenses of any such withdrawn or terminated registration shall be borne by the Company in accordance with Section 3.5.

(b)       Effectiveness of the Registration Statement.  The Company shall maintain the effectiveness of any Eligible Registration Statement that is not a shelf registration statement for a period of at least one hundred and eighty (180) days (which such period shall be extended in accordance with Section 3.4(c)) after the effective date thereof or such shorter period during which all Registrable Securities included in such Eligible Registration Statement have actually been sold.  In the case of any Eligible Registration Statement that is a shelf registration statement, the Company will use its reasonable best efforts to keep such shelf registration statement continuously effective until the earlier of (i) the date on which all Registrable Securities covered by such shelf registration statement have been sold thereunder in accordance with the plan and method of distribution disclosed in the prospectus included in such shelf registration statement or otherwise cease to be Registrable Securities and (ii) the date on which this Agreement terminates.

(c)       Postponement or Suspension of Registration.  If the filing, initial effectiveness or continued use of an Eligible Registration Statement, including a shelf registration statement pursuant to Section 3.3, in respect of a registration pursuant to this Agreement at any time would require the Company to make a public disclosure of material non-public information, which disclosure in the good faith judgment of the Board (based on the advice of reputable outside legal counsel) (a) would be required to be made in any registration statement so that such registration statement would not contain a material misstatement or omission, (b) would not be required by applicable Law or regulation to be made at such time but for the filing, effectiveness or continued use of such Eligible Registration Statement and (c) would reasonably be expected to have a material adverse effect on the Company or its business or on the Company’s ability to effect a material proposed acquisition, disposition, financing, reorganization, recapitalization or similar transaction, then the Company may, upon giving prompt written notice of such determination to the Holders participating in such registration, delay the filing or initial effectiveness of, or suspend the use of, such Eligible Registration Statement; provided, that the Company shall not be permitted to do so (x) more than two times during any twelve (12) month period or (y) for a period exceeding thirty (30) days (unless a longer period is consented to by each Cornerstone Transferee Group (to the extent any member thereof is a participating Holder in the registration)) on any one occasion (the “Suspension Period”).  In the event the Company exercises its rights under the preceding sentence, such Holders agree to suspend, promptly upon their receipt of the notice referred to above, their use of any prospectus relating to such registration in connection with any sale or offer to sell Registrable Securities.  If so requested by the Company, all Holders registering shares under such Eligible Registration Statement shall use their reasonable best efforts to deliver to the Company (at the Company’s request and expense) all copies, other than permanent file copies then in such Holders’ possession, of the prospectus relating to such Registrable Securities at the time of receipt of such notice.  The Company agrees that, in the event it exercises its rights under this Section 3.4(c), it shall (i) promptly notify such Holders of the termination or expiration of any Suspension Period, (ii) within thirty (30) days after delivery of the notice referred to above (unless a longer period is consented to by each Cornerstone Transferee Group (to the extent any member thereof is a participating Holder in the registration)), resume the process of filing or request for effectiveness, or update the suspended registration statement, as the case may be, as may be necessary to permit the Holders to offer and sell their Registrable Securities in accordance with applicable Law and (iii) if an Eligible Registration Statement that was already effective had been suspended as result of the exercise of such rights by the Company, promptly notify such Holders after the termination or expiration of any Suspension Period of the applicable time period during which the Eligible Registration Statement is to remain effective, which shall be extended by a period of time equal to the duration of the Suspension Period.

3.5      Expenses of Registration.  Except as specifically provided herein, all Registration Expenses incurred in connection with any registration under Sections 3.1, 3.2 and 3.3 herein shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder, shall be borne by the Holders of the securities so registered pro rata on the basis of the number of securities sold in connection with such registration. For the avoidance of doubt, Selling Expenses incurred in connection with any registration hereunder relating to securities sold by the Company shall be borne by the Company.

3.6      Obligations of the Company.  If and whenever the Company is required to effect the registration of any Registrable Securities under the Securities Act as provided in Sections 3.1, 3.2 and 3.3 herein, the Company shall effect such registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of distribution thereof, and pursuant thereto the Company shall cooperate in the sale of the securities and shall, as expeditiously as reasonably possible:

(a)       Prepare and file with the SEC an Eligible Registration Statement or Eligible Registration Statements on such form as shall be available for the sale of the Registrable Securities by the Holders thereof or by the Company in accordance with the intended method of distribution thereof, and use its reasonable best efforts to cause such registration statement to become effective and to remain effective as provided in Section 3.4(b).

(b)       Prepare and file with the SEC such amendments and supplements to such Eligible Registration Statement and the prospectus used in connection with such Eligible Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the distribution of all securities covered by such Eligible Registration Statement for the period set forth in Section 3.4(b) above; provided, that before filing an Eligible Registration Statement or prospectus, or any amendments or supplements thereto, upon the request of a Cornerstone Transferee Group, the Company will (i) furnish to each Shareholder Counsel copies of all documents proposed to be filed, which documents will be subject to the reasonable review of such Shareholder Counsel, (ii) provide each Cornerstone Transferee Group (to the extent participating in such registration) reasonable opportunity to comment on the registration statement, prospectus, or any amendments or supplements thereto, and (iii) make such of the representatives of the Company as shall be reasonably requested by each Cornerstone Transferee Group (to the extent participating in such registration) available for discussion of such documents.

(c)       Furnish without charge to the Holders of Registrable Securities covered by such registration statement, the underwriters, if any, and each Shareholder Counsel, such number of copies of the Eligible Registration Statement (including all exhibits filed therewith, including any documents incorporated by reference) and the prospectus included in such registration statement, including a preliminary prospectus, summary prospectus and each amendment and supplement thereto, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the distribution of Registrable Securities owned by them.  The Company hereby consents to the use of such prospectus and each amendment or supplement thereto by each of the selling Holders of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such prospectus and any such amendment or supplement thereto.

(d)       Prior to any public offering of Registrable Securities, use its reasonable best efforts to register and qualify or cooperate with the selling Holders of Registrable Securities, the underwriters, if any, and each Shareholder Counsel and counsel for the underwriters in connection with the registration or qualification (or exemption from such registration or qualification) of the securities covered by such Eligible Registration Statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by such Holders and to keep each such registration or qualification (or exemption therefrom) effective during the period such Eligible Registration Statement is required to be kept effective; provided, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business, subject itself to taxation or file a general consent to service of process in any such states or jurisdictions.

(e)       Use its reasonable best efforts to (1) list such Registrable Securities on each national securities exchange on which such securities are then listed if such Registrable Securities are not already so listed and if such listing is then permitted under the rules of such exchange prior to the effectiveness of such registration statement and (2) provide and cause to be maintained a transfer agent and registrar for such Registrable Securities covered by such registration statement no later than the effective date of such registration statement.

(f)        Enter into and perform its obligations under such customary agreements, including, in the event of any underwritten public offering, an underwriting agreement, in usual and customary form, which shall include, at the option of each Cornerstone Transferee Group (to the extent any member thereof is a participating Holder in the registration), indemnification and contribution provisions and procedures either substantially similar to those contained in the underwriting agreement used in the IPO or substantially to the effect set forth in Section 3.8 hereof, with the underwriter(s) of, and selling Holders of Registrable Securities participating in, such offering, and deliver customary certificates, in each case, in connection with such offering.

(g)       Notify each Holder of Registrable Securities covered by such Eligible Registration Statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the Company’s becoming aware that the prospectus included in such Eligible Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.  The Company will use its reasonable best efforts to amend or supplement such prospectus in order to cause such prospectus not to include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.  Such notice shall notify such Holders only of the occurrence of such an event and shall not be required to provide additional information regarding such event to the extent such information would constitute material non-public information.

(h)       Use its reasonable best efforts to furnish to the underwriters, if any, and the Holders of Registrable Securities being registered, on the date that the underwriting agreement is entered into, letters, dated as of such date, from the independent certified public accountants of the Company and any acquired entity for which financial statements are included or incorporated by reference in such registration statement, in form, substance and scope as is customarily given by independent certified public accountants to underwriters in an underwritten public offering with respect to such financial statements and certain financial information addressed to each of the underwriters, if any, and each of the Holders of Registrable Securities being registered (unless such accountants shall be prohibited from so addressing such letters to Holders of Registrable Securities by applicable standards of the accounting profession).

(i)        Use its reasonable best efforts to furnish to the underwriters, if any, and, in the case of clause (2), the Holders of Registrable Securities being registered, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (1) an opinion and a negative assurance letter, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form, substance and scope as is customarily given to underwriters in an underwritten public offering by counsel to the registrant, addressed to each of the underwriters, if any, and (2) bring-down comfort letters, dated as of such date, from the independent certified public accountants of the Company and any acquired entity for which financial statements are included or incorporated by reference in such registration statement, in form, substance and scope as is customarily given by independent certified public accountants to underwriters in an underwritten public offering with respect to such financial statements and certain financial information addressed to each of the underwriters, if any, and each of the Holders of Registrable Securities being registered (unless such accountants shall be prohibited from so addressing to Holders of Registrable Securities such letters by applicable standards of the accounting profession).

(j)        Provide each Shareholder Counsel opportunities to conduct a reasonable investigation within the meaning of the Securities Act and make available for inspection by any selling Holder of Registrable Securities covered by such registration statement, by any underwriter participating in any distribution to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by any such selling Holder of Registrable Securities or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company’s officers, directors and employees (and use its reasonable best efforts to cause its auditors) to supply all information reasonably requested by any such selling Holder of Registrable Securities, underwriter, attorney, accountant or agent in connection with such registration, including by causing senior management, with appropriate seniority and expertise (and using its reasonable best efforts to cause its auditors), to participate in customary due diligence sessions (subject to, if requested by the Company, each party referred to in this clause (j) entering into customary confidentiality agreements in a form reasonably acceptable to the Company); provided, however, that the Company shall not be required to provide any information under this clause (j), to the extent, the Company reasonably believes, based on the advice of reputable outside legal counsel for the Company, that to do so would cause the Company to forfeit any attorney-client privilege that was applicable to such information.  Without limiting the foregoing, no such information shall be used by such Person as the basis for any market transactions in securities of the Company in violation of Law.

(k)       (i) Make every reasonable effort to prevent the issuance of any stop order suspending the effectiveness of the registration statement or of any order preventing or suspending the use of any preliminary prospectus and, if any such order is issued, to obtain the withdrawal of any such order as promptly as reasonably possible and (ii) notify each Shareholder Counsel and the managing underwriter or agent, immediately, and confirm the notice in writing, of the issuance by the SEC of any such stop order or order, or the suspension of the qualification of the registration statement for offering or sale in any jurisdiction, or of the institution or threatening of any proceedings for any of such purposes.

(l)        Use its reasonable best efforts (taking into account the Company’s business needs) to make available the executive officers of the Company to participate in any “road shows” that may be reasonably requested by the Holders in connection with the distribution of Registrable Securities.

(m)      Cooperate with each selling Holder of Registrable Securities and each underwriter or agent participating in the distribution of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA.

(n)       Use its reasonable best efforts to take all other steps reasonably necessary to effect the registration and/or complete any related offering of the Registrable Securities as contemplated hereby (including furnishing to the underwriters such further certificates, opinions and documents as the underwriters may reasonably request).

3.7      Delay of Registration; Furnishing Information.

(a)       No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration or offering of Registrable Securities as the result of any controversy that might arise with respect to the interpretation or implementation of this Article 3.

(b)       It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 3.1, 3.2 or 3.3 with respect to a selling Holder that such selling Holder shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of distribution of such securities as required by Section 3.11 or as otherwise reasonably requested by the Company.

3.8      Indemnification.  In the event any Registrable Securities are included in an Eligible Registration Statement under Sections 3.1, 3.2 or 3.3:

(a)        To the fullest extent permitted by Law, the Company will indemnify and hold harmless each Holder of Registrable Securities whose Registrable Securities are covered by an Eligible Registration Statement or prospectus, the partners, members, directors and officers of such Holder, any underwriter (as defined in the Securities Act) and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or suits, actions or proceedings in respect thereof) and reasonable documented expenses arise out of or are based upon any of the following statements, omissions or violations by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such Eligible Registration Statement or incorporated by reference therein, including any preliminary prospectus, final prospectus or summary prospectus contained therein or any amendments or supplements thereto or any document incorporated by reference therein, or any other such disclosure document (including reports and other documents filed under the Exchange Act and any document incorporated by reference therein) or related document or report, (ii) any omission or alleged omission to state therein a material fact required to be stated therein (in the case of an Eligible Registration Statement only), or necessary to make the statements therein not misleading, in the case of a prospectus, in the light of the circumstances when they were made, or (iii) any violation or alleged violation by the Company or any of its subsidiaries of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any federal, state, foreign or common law, rule or regulation in connection with the offering covered by such Eligible Registration Statement (collectively, a “Violation”); and the Company will reimburse each such Non-Company indemnified party for any reasonable legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, suit, action or proceeding; provided, however, that the indemnity agreement contained in this Section 3.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, suit, action or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, delayed or conditioned, nor shall the Company be liable in any such case for any such loss, claim, damage, liability, suit, action or proceeding to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such Eligible Registration Statement by such Non-Company indemnified party.

(b)       To the fullest extent permitted by Law, each selling Holder of Registrable Securities will, severally and not jointly, indemnify and hold harmless the Company, each of its directors, officers, employees, agents, representatives, and each Person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, any underwriter (as defined in the Securities Act) and any other Holder selling securities under such Eligible Registration Statement or any of such other Holder’s partners, members, directors or officers or any Person who controls such other Holder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, employee, agent, representative, controlling person, underwriter or such other Holder, or partner, member, director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or suits, actions or proceedings in respect thereof) and reasonable documented expenses arise out of or are based upon any of the following statements, omissions or violations: (i) any untrue statement or alleged untrue statement of a material fact contained in such Eligible Registration Statement or incorporated by reference therein, including any preliminary prospectus, final prospectus or summary prospectus contained therein or any amendments or supplements thereto or any document incorporated by reference therein, or any other such disclosure document (including reports and other documents filed under the Exchange Act and any document incorporated by reference therein) or related document or report, (ii) any omission or alleged omission to state therein a material fact required to be stated therein (in the case of an Eligible Registration Statement only), or necessary to make the statements therein not misleading, in the case of a prospectus, in the light of the circumstances when they were made, or (iii) any violation or alleged violation by the Company or any of its subsidiaries of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any federal, state, foreign or common law, rule or regulation in connection with the offering covered by such Eligible Registration Statement (collectively, a “Holder Violation”), in each case to the extent (and only to the extent) that such Holder Violation occurs in reliance upon and in conformity with written information with respect to such selling Holder furnished by such indemnifying Holder expressly for use in connection with such Eligible Registration Statement; and each such indemnifying Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, employee, agent, representative, controlling person, underwriter or other Holder, or partner, member, director, officer or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability, suit, action or proceeding if it is judicially determined that there was such a Holder Violation; provided, however, that the indemnity agreement contained in this Section 3.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, suit, action or proceeding if such settlement is effected without the consent of such indemnifying Holder, which consent shall not be unreasonably withheld, delayed or conditioned; provided, further, that in no event shall the aggregate amount of indemnity payments made by an indemnifying Holder under this Section 3.8(b) exceed the net proceeds from the offering received by such indemnifying Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(c)       Promptly after receipt by an indemnified party under paragraph (a) or (b) of this Section 3.8 (an “Indemnified Party”) of written notice of the commencement of any claim, damage, suit, action or proceeding (including any governmental or regulatory investigation) being brought or asserted against it, such Indemnified Party will, if a claim in respect thereof is to be made against any indemnifying party under paragraph (a) or (b) of this Section 3.8 (an “Indemnifying Party”), deliver to the Indemnifying Party a written notice of the commencement thereof; provided, that the failure of the Indemnified Party to deliver written notice to the Indemnifying Party shall not relieve it from any liability it may have under paragraph (a) or (b) of this Section 3.8 except to the extent such failure has materially prejudiced the Indemnifying Party’s ability to defend such action (through the forfeiture of substantive rights or defenses).  The Indemnifying Party shall have the right to participate in, and, to the extent the Indemnifying Party so desires, jointly with any other Indemnifying Party who has received a similar notice, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party in such proceeding and shall pay the fees and expenses of such counsel relating to such proceeding, and after notice from the Indemnifying Party to the Indemnified Party of its election so to assume the defense thereof, the Indemnifying Party shall not, except as specified below, be liable to such Indemnified Party under paragraph (a) or (b) above, as the case may be, for any legal expenses of other counsel.  In any such proceeding, an Indemnified Party shall have the right to retain its own counsel, with the fees and expenses to be paid by the Indemnified Party; provided the Indemnifying Party will pay the reasonable fees and expenses of such counsel if (i) the Indemnifying Party and the Indemnified Party shall have so mutually agreed; (ii) the Indemnifying Party has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Party; (iii) the Indemnified Party shall have reasonably concluded, based on the advice of counsel, that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them.  It is understood and agreed that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel that is required to effectively defend against any such proceeding) for all Indemnified Parties, and that all such fees and expenses shall be paid or reimbursed promptly.  The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent (which shall not be unreasonably withheld, delayed or conditioned), but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify each Indemnified Party from and against any loss or liability by reason of such settlement or judgment.  No Indemnifying Party shall, without the written consent of the Indemnified Party (which shall not be unreasonably withheld, delayed or conditioned), effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnification could have been sought hereunder by such Indemnified Party, unless such settlement (x) includes an unconditional release of such Indemnified Party, in form and substance reasonably satisfactory to such Indemnified Party, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Party.

(d)       If the indemnification provided for in this Section 3.8 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any losses, claims, damages or liabilities referred to herein, the Indemnifying Party, in lieu of indemnifying such Indemnified Party thereunder, shall to the extent permitted by applicable Law contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the actions that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations.  The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by a court of Law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall the aggregate amount of contribution payments by a Holder hereunder exceed the net proceeds from the offering made under such Eligible Registration Statement received by such Holder.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 3.8(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e)       The obligations of the Company and Holders under this Section 3.8 shall survive completion of any offering of Registrable Securities in an Eligible Registration Statement and the termination of this Agreement.

(f)        The obligations of the parties under this Section 3.8 will be in addition to any liability, without duplication, which any party may otherwise have to any other party.

3.9      Limitation on Subsequent Registration Rights.  After the date of this Agreement, the Company shall not, without the prior written consent of each Cornerstone Transferee Group, enter into any agreement or arrangement with any holder or prospective holder of any securities of the Company that would grant such Person registration rights that would have priority over the Registrable Securities with respect to the inclusion of such securities in any registration.  In the event registration rights are granted to any Person after the date of this Agreement, for purposes of this Agreement, such Person shall be deemed to have the rights and obligations of a Piggyback Holder and the provisions described in Section 3.2(c) with respect to a limitation of the number of shares to be included in a registration shall apply to such Person, who shall continue to be subject to the obligations and any limitations on such Person contained in any such agreement or arrangement granting such Person registration rights.  In addition, in the event the Company engages in an amalgamation, merger or consolidation in which the Equity Securities are converted into securities of another Person, the Company will use its reasonable best efforts to make appropriate arrangements so that the registration rights provided under this Agreement continue to be provided by the issuer of such securities.  To the extent such new issuer, or any other Person acquired by the Company in a merger or consolidation, was bound by registration rights that would conflict with the provisions of this Agreement, the Company will use its reasonable best efforts to modify any such “inherited” registration rights so as not to interfere in any material respects with the rights provided under this Agreement, unless otherwise agreed to in writing by each Cornerstone Transferee Group.

3.10    “Market Stand-Off” Agreement.  Each Holder hereby agrees that such Holder shall not Transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale or other Transfer, any Equity Security held by such Holder (other than those included in the registration) for a period specified by the representative(s) of the underwriters of Registrable Securities not to exceed one hundred and eighty (180) days following the date of the final prospectus for the applicable offering. The Company may impose stop transfer instructions with respect to any Equity Security subject to the foregoing restriction until the end of said one hundred and eighty (180) day or shorter period. Notwithstanding the preceding two sentences, no restrictions on Transfer described in this Section 3.10 shall apply to the shares of any non-participating Holder in the event of any sale of Registrable Securities conducted as a non-marketed block trade.

3.11    Agreement to Furnish Information.  Each Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the representative(s) of the underwriter(s) that are consistent with the Holder’s obligations under Section 3.10 or that are necessary to give further effect thereto.  In addition, if requested by the Company or such representative(s), each Holder who has Registrable Securities to be included in an Eligible Registration Statement shall provide within one (1) business day of such request, such information relating to themselves, the Registrable Securities held by them and the registration and the intended method of distribution of the Registrable Securities as may be reasonably requested by the Company or such representative(s) in connection with the completion of any public offering of the Company’s securities pursuant to such Eligible Registration Statement.  The underwriters of Registrable Securities are intended third-party beneficiaries of Sections 3.10 and 3.11 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

3.12    Rule 144 Reporting.  With a view to making available to the Holders the benefits of certain rules and regulations of the SEC, which may permit the sale of the Common Shares to the public without registration, the Company agrees to use its reasonable best efforts to:

(a)       make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the Initial Effective Time; and

(b)       file with the SEC, in a timely manner, all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after the Initial Effective Time.

Upon the request of any Holder of Registrable Securities, the Company shall deliver to such Holder a written statement as to whether it has complied with the foregoing requirements.

ARTICLE 4.     COVENANTS AND AGREEMENTS.

4.1      Books and Records; Access; Certain Reports.

(a)       The Company shall, and shall cause its Subsidiaries to, keep proper books, records and accounts, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company and each of its Subsidiaries in accordance with generally accepted accounting principles. For so long as a Cornerstone Transferee Group has the right to designate at least one (1) Director pursuant to Section 2.2, the Company shall, and shall cause its Subsidiaries to, permit the applicable Cornerstone Shareholder and its designated representatives, at reasonable times and upon reasonable prior notice to the Company, to review the books and records of the Company or any of such Subsidiaries and to discuss the affairs, finances and condition of the Company or any of such Subsidiaries with the officers of the Company or any such Subsidiary; provided, however, that the Company shall not be required to provide any information under this Section 4.1(a) to the extent, the Company reasonably believes, based on the advice of reputable outside legal counsel for the Company, that to do so would cause the Company to forfeit any attorney-client privilege that was applicable to such information.

(b)       So long as any Cornerstone Shareholder has the right to designate at least one (1) Director pursuant to Section 2.2, the Company shall deliver or cause to be delivered to such Cornerstone Shareholder at its request:

(i)         to the extent otherwise prepared by the Company, operating and capital expenditure budgets and periodic information packages relating to the operations and cash flows of the Company and its Subsidiaries consistent with past practice; and

(ii)        such other reports and information as may be reasonably requested by such Cornerstone Shareholder;
provided, however, that the Company shall not be required to provide any information under this Section 4.1(b), to the extent, the Company reasonably believes, based on the advice of reputable outside legal counsel for the Company, that to do so would cause the Company to forfeit any attorney-client privilege that was applicable to such information.

4.2      Confidentiality.  Each Holder agrees to keep confidential any information furnished by the Company pursuant to this Agreement that the Company identifies as being confidential or proprietary, and to use the same degree of care as such Holder uses to protect its own confidential information to keep such information confidential.  Notwithstanding the foregoing, such Cornerstone Shareholder may disclose such proprietary or confidential information (i) to any directors, officers, employees, partners, members, subsidiaries, parent, agent and adviser (“Representatives”) of such Holder who have a reasonable need to know such information for the purpose of monitoring its investment in the Company as long as such Representative is advised of the confidentiality provisions of this Section 4.2; provided such Cornerstone Shareholder shall be responsible for the breach of this Section 4.2 by any such Representative; (ii) at such time as it enters the public domain through no fault of such Holder or its Representatives; (iii) that is developed by such Holder or its Representatives independently of and without reference to any confidential information communicated by the Company or (iv) to the extent required by applicable Law or legal process, regulation or regulatory process, subpoena, the listing standards of any national securities exchange or filings made with the SEC; provided however, that (A) such Holder shall as promptly as practicable (and, if practicable and permitted by applicable Law, prior to disclosing such confidential information) notify the Company of the existence of, and basis for, such required disclosure and (B) if requested by the Company, such Holder shall reasonably cooperate with the Company (at the expense of the Company) in seeking to obtain a protective order or other reliable assurance that confidential treatment shall be accorded to the confidential information so disclosed.  Each Holder agrees to use any information provided to it pursuant to this Agreement for the sole purpose of monitoring its investment in the Company and not to use such information as the basis for any market transactions in securities of the Company in violation of Law.

4.3      Financial and Other Information. The Company covenants and agrees to use its commercially reasonable best efforts to provide Golar LNG with certain financial and other information that is required by Golar LNG in order to comply with its regulatory reporting obligations in the following time frames: (i) the annual audited consolidated financial statements of the Company (including the related notes and schedules) prepared in all material respects in accordance with U.S. GAAP, within seventy-five (75) calendar days after the end of the Company’s last fiscal quarter; (ii) quarterly consolidated management accounts of the Company within sixteen (16) calendar days after the end of the Company’s last fiscal quarter; and (iii) reviewed quarterly consolidated financial statements of the Company (including the related notes and schedules), prepared in all material respects in accordance with U.S. GAAP, within forty-two (42) calendar days after the end of the Company’s last fiscal quarter; provided that in any instance where the Company does not publicly file with the SEC quarterly consolidated financial statements on Form 6-K or corresponding filing, the Company will provide only quarterly consolidated management accounts, which such management accounts will not be reviewed by the Company’s auditors and (iv) any other additional financial or other information that Golar LNG reasonably requests in order to meet its regulatory reporting obligations or for capital raising purposes within forty-two (42) calendar days of any such request; provided that any information prepared pursuant to this clause (iv) shall be at the expense of Golar LNG. The Company additionally agrees and covenants that it will use its commercially reasonable best efforts to provide Golar LNG with any information Golar LNG reasonably requests to be included in Golar LNG’s quarterly earnings releases which information shall be provided in a timely manner such that Golar LNG is able to issue its quarterly earnings release a maximum of forty-five (45) calendar days after the end of the previous fiscal quarter.

4.4      Directors’ Liability and Indemnification.  On and after the Initial Effective Time, the Company’s Bye-laws shall provide (a) for elimination of the liability of directors to the maximum extent permitted by Law and (b) for indemnification of directors for acts on behalf of the Company (including, without limitation, the advancement of expenses (including attorney’s fees) incurred in appearing at, participating in or defending any applicable proceeding in advance of its final disposition or in connection with a proceeding brought to establish or enforce a right to indemnification or advancement of expenses) to the maximum extent permitted by Law; provided however that except with respect to proceedings to enforce rights to indemnification or advancement of expenses or with respect to any compulsory counterclaim brought by such director, the Company shall indemnify any such director in connection with a proceeding (or part thereof) initiated by such director only if such proceeding (or part thereof) was authorized by the Board. . Additionally, in connection with the closing of the IPO, the Company shall enter into indemnification agreements with the directors nominated by the Cornerstone Transferee Group pursuant to Section 2.1 substantially in the form attached to this Agreement as Exhibit B.

4.5       Spin-Offs and Split-Offs.  In the event that the Company effects the separation of any portion of its business into one or more entities (each, a “NewCo”), whether existing or newly formed, including without limitation by way of spin-off, split-off, carve-out, demerger, recapitalization, reorganization or similar transaction, and any member of a Cornerstone Transferee Group will receive equity interests in any such NewCo as part of such separation, the Company shall cause any such NewCo to enter into a shareholders agreement with such members of a Cornerstone Transferee Group that provides such members of a Cornerstone Transferee Group with rights and obligations vis-á-vis such NewCo that are substantially identical to those set forth in this Agreement.

4.6       Pledges.  Upon the request of any member of a Cornerstone Transferee Group that wishes to pledge, charge, hypothecate or grant security interests in any or all of the Common Shares held by it including to banks or financial institutions as collateral or security for loans, advances or extensions of credit, the Company agrees to cooperate with such member of such Cornerstone Transferee Group in taking any action reasonably necessary to consummate any such pledge, charge, hypothecation or grant, including without limitation, delivery of letter agreements to lenders in form and substance reasonably satisfactory to such lenders (which may include agreements by the Company in respect of the exercise of remedies by such lenders), instructing the transfer agent to transfer any such Common Shares subject to the pledge, charge, hypothecation or grant into the facilities of The Depository Trust Company without restricted legends and cooperating in diligence or other matters as may reasonably requested by any member of the Cornerstone Transferee Group in connection therewith.

4.7       Company Cooperation in connection with Transfers by Members of a Cornerstone Transferee Group.  In connection with a Transfer or proposed Transfer of Equity Securities by any member of a Cornerstone Transferee Group and if requested by such member of a Cornerstone Transferee Group, the Company shall use its reasonable best efforts to cooperate in such Transfer of Equity Securities, including, without limitation, by (i) providing such member of the Cornerstone Transferee Group, the Transferee and their respective Representatives opportunities to conduct a reasonable investigation of the Company and making available for inspection all pertinent financial and other records, pertinent corporate documents and properties of the Company and (ii) causing all of the Company’s officers, directors and employees (and using its reasonable best efforts to cause its auditors) to supply all information reasonably requested by the applicable Cornerstone Transferee Group and/or such Transferee and their respective Representatives in connection with such Transfer, including by causing senior management, with appropriate seniority and expertise (and using its reasonable best efforts to cause its auditors), to participate in customary due diligence sessions in connection with any such Transfer (subject to, if requested by the Company, each party referred to in this Section 4.7 entering into customary confidentiality agreements in a form reasonably acceptable to the Company); and (iii) directing and instructing the Company’s transfer agent to process Transfers in a timely manner by issuing instruction letters, opinions of counsel and any other ancillary documents required for the timely removal of restrictive legends from any Equity Securities at the Company’s reasonable expense, in order to effect any Transfer of Equity Securities by any member of a Cornerstone Transferee Group; provided, however, that the Company shall not be required to provide any information under this Section 4.7 to the extent, the Company reasonably believes, based on the advice of reputable outside legal counsel for the Company, that to do so would cause the Company to forfeit any attorney-client privilege that was applicable to such information. Without limiting the foregoing, no such information shall be used by such Person as the basis for any market transactions in securities of the Company in violation of Law.  Notwithstanding the foregoing all restrictive legends shall be removed from the Common Shares held by the Cornerstone Transferee Group and the Company shall issue a certificate (or book entry notation, as applicable) without such legends, if (i) such Common Shares are registered for resale under the Securities Act (provided that, if such member of the Cornerstone Transferee Group is selling pursuant to the effective registration statement registering the Common Shares for resale, such member of the Cornerstone Transferee Group agrees to only sell such Common Shares during such time that such registration statement is effective and not withdrawn or suspended, and only as permitted by such registration statement), (ii) such Common Shares are sold or transferred pursuant to Rule 144, or (iii) such Common Shares are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Common Shares and without volume or manner-of-sale restrictions. Certificates (or book entry notations) for the Common Shares subject to legend removal hereunder may be transmitted by the transfer agent to the Cornerstone Transferee Group (as applicable) by crediting the DTC (“Depository Trust Company”) account of the Cornerstone Transferee Group’s broker or other DTC participant as directed by the applicable member of the Cornerstone Transferee Group.

4.8       Transfer Agent.  Each Holder agrees to abide by the policies and procedures of the transfer agent, if any, appointed by the Company with respect to any Equity Securities.

4.9      Waiver of Corporate Opportunities.

(a)        Certain Acknowledgments. In recognition and anticipation that (i) certain current or former directors, principals, officers, employees and/or other representatives of or consultants or advisors to members of each Cornerstone Transferee Group may serve, whether during or after the period in which the members of such Cornerstone Transferee Group own Common Shares, as directors, officers or agents of the Company (“Associated Directors”) and (ii) members of the Cornerstone Transferee Group and their Affiliates may now engage and may continue to engage in the same or similar activities or related lines of business as those in which the Company, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Company or any of its Affiliates, directly or indirectly, may engage or propose to engage, the provisions of this Section 4.9 are set forth to regulate and define the conduct of certain affairs of the Company with respect to certain classes or categories of business opportunities as they may involve members of the Cornerstone Transferee Group, the Associated Directors or their respective Affiliates and the powers, rights, duties and liabilities of the Company and its directors, officers and holders of Common Shares in connection therewith.

(b)        Competition and Corporate Opportunities; Renouncement. None of (i) the members of the Cornerstone Transferee Group or any of their respective Affiliates or (ii) any Associated Director (including any Associated Director who serves as an officer of the Company in both his or her director and officer capacities) or his or her Affiliates (the Persons (as defined below) identified in (i) and (ii) above being referred to, collectively, as “Identified Persons” and, individually, as an “Identified Person”) shall, to the fullest extent permitted by Law, have any duty to refrain from directly or indirectly (1) engaging in the same or similar business activities or lines of business in which the Company or any of its Affiliates now engages or proposes to engage or (2) otherwise competing with the Company or any of its Affiliates, and, to the fullest extent permitted by Law, no Identified Person shall be liable to the Company or its shareholders or to any Affiliate of the Company for breach of any fiduciary duty solely by reason of the fact that such Identified Person engages in any such activities. To the fullest extent permitted by Law, the Company hereby renounces any interest or expectancy in, or right to be offered an opportunity to participate in, any business opportunity that may be a corporate opportunity for an Identified Person and the Company or any of its Affiliates, except as provided in Section 4.9(c). Subject to said Section 4.9(c), in the event that any Identified Person acquires knowledge of a potential transaction or other business opportunity that may be a corporate opportunity for itself, herself or himself and the Company or any of its Affiliates, such Identified Person shall, to the fullest extent permitted by Law, have no duty to communicate or offer such transaction or other business opportunity to the Company or any of its Affiliates and, to the fullest extent permitted by Law, shall not be liable to the Company or its shareholders or to any Affiliate of the Company for breach of any fiduciary duty as a shareholder, director or officer of the Company solely by reason of the fact that such Identified Person pursues or acquires such corporate opportunity for itself, herself or himself, or offers or directs such corporate opportunity to another Person or does not communicate information regarding such corporate opportunity to the Company.

(c)        Allocation of Corporate Opportunities. Notwithstanding the foregoing provision of this Section 4.9, the Company does not renounce its interest in any corporate opportunity offered to any Associated Director (including any Associated Director who serves as an officer of the Company) if such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of the Company, and the provisions of Section 4.9(b) shall not apply to any such corporate opportunity.

(d)       Certain Matters Deemed Not Corporate Opportunities. In addition to and notwithstanding the foregoing provisions of this Section 4.9, a potential corporate opportunity shall not be deemed to be a corporate opportunity for the Company if it is a business opportunity that (i) the Company is neither financially or legally able, nor contractually permitted, to undertake, (ii) from its nature, is not in the line of the Company’s business or is of no practical advantage to the Company or (iii) is one in which the Company has no interest or reasonable expectancy.

(e)       Certain Definitions.

(i)         For purposes of this Section 4.9, (i) “Affiliate” shall mean (A) in respect of a member of the Stonepeak Transferee Group, any Person that, directly or indirectly, is controlled by the Stonepeak Transferee Group, as the case may be, controls such member of the Stonepeak Transferee Group, as the case may be, or is under common control with such member of the Stonepeak Transferee Group, as the case may be, and shall include any principal, member, director, manager, partner, shareholder, officer, employee or other representative of any of the foregoing (other than the Company and any entity that is controlled by the Company), (B) in respect of an Associated Director, any Person that, directly or indirectly, is controlled by such Associated Director (other than the Company and any entity that is controlled by the Company) and (C) in respect of the Company, any Person that, directly or indirectly, is controlled by the Company; and (ii) “Person” shall mean any individual, corporation, general or limited partnership, limited liability company, joint venture, trust, association or any other entity.

(ii)       For purposes of this Section 4.9, “control,” including the terms “controlling,” “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting share capital, by contract, or otherwise. A person who is the owner of 20% or more in voting power of the outstanding voting share capital of a corporation, partnership, unincorporated association or other entity shall be presumed to have control of such entity, in the absence of proof by a preponderance of the evidence to the contrary. Notwithstanding the foregoing, a presumption of control shall not apply where such person holds voting share capital, in good faith, as an agent, bank, broker, nominee, custodian or trustee for one or more owners who do not individually or as a group have control of such entity.

(f)         Notice of this Section 4.9. To the fullest extent permitted by Law, any Person purchasing or otherwise acquiring any interest in any Common Shares of the Company shall be deemed to have notice of and to have consented to the provisions of this Section 4.9.

4.10    Equity Offering Participation Rights. In the case of any offering of Equity Securities by the Company in which either Golar LNG or Stonepeak (or any of their respective Affiliates), as applicable, is to receive an allocation of Equity Securities pursuant to such offering, the Company shall offer, as part of such offering, to Golar LNG or Stonepeak (or any of their respective Affiliates), as applicable, Equity Securities of the Company on the same terms as provided in the offering and on a pro rata basis in the same proportion as Golar LNG’s or Stonepeak’s beneficial ownership, as applicable, of Equity Securities immediately prior to the time of such offering, and Golar LNG or Stonepeak (or any of their respective Affiliates), as applicable, shall have the right to acquire such number of  offered Equity Securities from the Company on the same terms as and pursuant to such offering; provided that the Company shall use its commercially reasonable efforts to provide adequate prior notice of such offering to the applicable party and in no event shall such notice of such offering be less than ten (10) business days prior to the closing of the offering.

ARTICLE 5.      MISCELLANEOUS.

5.1      Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

5.2      Jurisdiction; Venue; Service of Process.

(a)        Jurisdiction. Each party to this Agreement, by its execution hereof, (i) hereby irrevocably submits to the exclusive jurisdiction of the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the respective appellate courts thereof for the purpose of any action, claims or suit between the parties arising in whole or in part under or in connection with this Agreement, (ii) hereby waives to the extent not prohibited by applicable Law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such action, claim or suit, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such action, claim or suit brought in one of the above-named courts should be dismissed on grounds of forum non conveniens, should be transferred or removed to any court other than one of the above-named courts, or should be stayed by reason of the pendency of some other proceeding in any other court other than one of the above-named courts, or that this Agreement or the subject matter hereof may not be enforced in or by such court and (iii) hereby agrees not to commence any such action, claim or suit other than before one of the above-named courts.  Notwithstanding the previous sentence, a party may commence any action, claim or suit in a court other than the above-named courts solely for the purpose of enforcing an order or judgment issued by one of the above-named courts.

(b)        Venue.  Each party agrees that for any action, claim or suit between the parties arising in whole or in part under or in connection with this Agreement, such party shall bring actions, claims and suits either in the U.S. District Court for the Southern District of New York or in the Supreme Court of the State of New York, New York County located in the Borough of Manhattan.  Each party further waives any claim and will not assert that venue should properly lie in any other location within the selected jurisdiction.

(c)        Service of Process.  Each party hereby (i) consents to service of process in any action, claim or suit between the parties arising in whole or in part under or in connection with this Agreement in any manner permitted by New York law, (ii) to the fullest extent permitted by Law, agrees that service of process made in accordance with clause (i) or made by registered or certified mail, return receipt requested, at its address specified pursuant to Section 5.13, will constitute good and valid service of process in any such action, claim or suit and (iii) waives and agrees not to assert (by way of motion, as a defense, or otherwise) in any such action, claim or suit any claim that service of process made in accordance with clause (i) or (ii) does not constitute good and valid service of process.

5.3     WAIVER OF JURY TRIAL.  TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, THE PARTIES HEREBY WAIVE, AND COVENANT THAT THEY WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING IN WHOLE OR IN PART UNDER OR IN CONNECTION WITH THIS AGREEMENT, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.  THE PARTIES AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE ITS RIGHT TO TRIAL BY JURY IN ANY PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT WILL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

5.4       Specific Performance.  Each of the parties acknowledges and agrees that the other parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached or violated.  Accordingly, to the fullest extent permitted by Law, each of the parties agrees that, without posting bond or other undertaking, the other parties will be entitled to an injunction or injunctions to prevent breaches or violations of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action, claim or suit in addition to any other remedy to which it may be entitled, at law or in equity.  Each party further agrees that, in the event of any action for specific performance in respect of such breach or violation, it will not assert the defense that a remedy at law would be adequate.

5.5      Successors and Assigns.  The Company shall not assign all or any part of this Agreement without the prior written consent of the Company and each Cornerstone Transferee Group (subject to the termination of this Agreement with respect to any Cornerstone Transferee Group pursuant to Section 5.9 hereof).  Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors, assigns, heirs, executors, and administrators; provided, however, that prior to the receipt by the Company of adequate written notice of any Transfer in accordance with the provisions of this Agreement and specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such shares in its records as the absolute owner and holder of such shares for all purposes.

5.6      Entire Agreement.  This Agreement and the Exhibits hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any oral or written representations, warranties, covenants and agreements except as specifically set forth herein and therein.  Each party expressly represents and warrants that it is not relying on any oral or written representations, warranties, covenants or agreements outside of this Agreement.

5.7      Severability.  In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

5.8      Amendment and Waiver.

(a)       Except as otherwise expressly provided, this Agreement may be amended or modified only upon the written consent of the Company and each Cornerstone Transferee Group.

(b)        Except as otherwise expressly provided, the obligations of the Company and the obligations of a Cornerstone Transferee Group under this Agreement may be waived only with the written consent of the Company and the other Cornerstone Transferee Group.

(c)        For purposes of determining the number of Holders entitled to vote or exercise any rights hereunder, references to the holding or ownership of shares includes owning the beneficial interest therein via a nominee, agent or other third party.

5.9       Termination.  Except as otherwise specified herein, this Agreement shall continue in full force and effect from the date hereof through the earlier of the following dates, on which date it shall terminate with respect to a given Cornerstone Transferee Group (except as otherwise provided herein):

(a)       the latter of the date that (i) such Cornerstone Transferee Group collectively owns less than 5% of the issued and outstanding Common Shares or (ii) such Cornerstone Transferee Group owns no Registrable Securities; and

(b)       the date as of which the parties hereto terminate this Agreement by written consent of each of (i) the Company, (ii) the Golar LNG Transferee Group and (iii) the Stonepeak Transferee Group.

5.10    Counterparts.  This Agreement may be executed in any number of counterparts, including facsimile counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

5.11    Delays or Omissions.  It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring.  It is further agreed that any waiver, permit, consent, or approval of any kind or character on any party’s part of any breach, default or noncompliance under the Agreement or any waiver on such party’s part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing.

5.12    Several and Not Joint.  The obligations of each Shareholder and each Transferee are several and not joint.  In addition, the obligations of each Cornerstone Shareholder, on the one hand, and each Transferee, on the other hand, are several and not joint.

5.13    Notices.  All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery.  All communications shall be sent to the party to be notified at the address as set forth on the signature pages hereof or the signature pages to the joinder agreement substantially in the form of Exhibit A hereto or at such other address as such party may designate by ten (10) days advance written notice to the other parties hereto.

5.14     Titles and Subtitles.  The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

5.15     Pronouns.  All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this SHAREHOLDERS’ AGREEMENT as of the date set forth in the first paragraph hereof.

HYGO ENERGY TRANSITION LTD.

By:
Name:
Title:

GOLAR LNG LIMITED

By:
Name:
Title:

Address for Notices:

E-mail Address for Notices:

STONEPEAK GOLAR POWER HOLDINGS (CAYMAN) LP

By:
Name:
Title:

Address for Notices:

E-mail Address for Notices:

EXHIBIT A

FORM OF JOINDER AGREEMENT FOR A TRANSFER BY A CORNERSTONE SHAREHOLDER

This JOINDER AGREEMENT (this “Joinder Agreement”) is executed pursuant to the terms of the Shareholders’ Agreement, dated as of [●], 2020, by and among Hygo Energy Transition Ltd., an exempted company with limited liability under the laws of Bermuda (the “Company”), and the other parties from time to time parties thereto, a copy of which is attached hereto and is incorporated herein by reference (the “Shareholders’ Agreement”), by the undersigned (the “Transferee”).  Capitalized terms used but not defined herein have the meanings set forth in the Shareholders’ Agreement.  By execution and delivery of this Joinder Agreement, the Additional [Golar LNG/Stonepeak] Transferee Group Member agrees as follows:

SECTION 1.  Acknowledgment.  The Transferee acknowledges that such Transferee has acquired Equity Securities from a Cornerstone Shareholder (the “Transferor”) subject to the terms of the Shareholders’ Agreement.

SECTION 2.  Assignment.  In connection with such Transfer, the Transferor has assigned its rights and obligations set forth in [Section[s] [ ] of] 1 the Shareholders’ Agreement with respect to such Common Shares to the Transferee.

SECTION 3.  Agreement.  The Transferee (a) agrees that the Equity Securities it owns shall be bound by and subject to the terms of the Shareholders’ Agreement to the same extent as if such Transferee were an original signatory thereto [(subject to any limitations on the assignment of such rights as set forth in Section 2 above)], and (b) hereby adopts the Shareholders’ Agreement with the same force and effect as if it were originally a signatory to the Shareholders’ Agreement.

SECTION 4.  Notice.  Any notice required to be provided by the Shareholders’ Agreement shall be given to the Transferee at the address listed beside such Transferee’s signature below.

SECTION 5.  Governing Law.  This Joinder Agreement and the rights of the parties hereto shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed therein.

1Include bracketed language if there is only a partial assignment of rights in connection with the Transfer.

Executed and dated this       day of              .

Additional Cornerstone Shareholder:

[INSERT NAME]

By:
[Title]

Address for Notices:

E-mail Address for Notices:

Acknowledged and Agreed to by

[TRANSFERRING CORNERSTONE SHAREHOLDER]

By:
[Title]

EXHIBIT B

[INSERT FORM OF DIRECTOR INDEMNIFICATION AGREEMENT]